EXHIBIT 99.1

4Front Announces Executive Team Equity Compensation Details and Signs Definitive Agreement for Extension of Senior Secured Debt

PHOENIX, July 28, 2023 /CNW/ -  4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, announced that it has entered into a consulting agreement with Leo Gontmakher, Chief Executive Officer of the Company (the "Consulting Agreement"). Pursuant to the Consulting Agreement, the Company has agreed to: (i) pay Mr. Gontmakher an annual base fee of US$400,000 payable in regular installments; (ii) issue 6,000,000 subordinate voting shares in the capital of the Company (each a "SVS") at a deemed issue price of CAD$0.17 per SVS as a signing bonus; (iii) if Mr. Gontmakher completes the initial term of the Consulting Agreement ending December 31, 2023, issue 1,800,000 SVS if certain financial metrics of the Company are achieved by year-end 2023 and such number of SVS sufficient to make him a 1.00% owner calculated on a fully diluted basis to the extent not the case at the time of issuance, such SVS to be priced in accordance with the Canadian Securities Exchange policy at the time of issuance; and (iv) if Mr. Gontmakher remains continuously retained through the date of the closing of a transaction that results in a Change in Control (as defined in the Consulting Agreement), Mr. Gontmakher shall be eligible to receive a portion of the transaction bonus pool allocated for senior executives, which shall be equal to 1.00% of the fair market value of all consideration paid to the Company's stockholders in the transaction, subject to applicable terms and conditions.

In addition, the Company has agreed to issue 3,300,250 SVS at a deemed issue price of CAD$0.17 per SVS to Mr. Gontmakher in connection with his fiscal year-end 2022 compensation package (collectively with the issuances contemplated by the Consulting Agreement, the "Gontmakher Issuances").

RSU Grant

The Company also announced that it has agreed to issue a total of 9,853,830 restricted share units ("RSUs"), at a deemed issue price of CAD$0.165 based on the closing price of the SVS on July 27, 2023, to certain officers and employees of the Company in payment of fiscal year-end 2022 bonus entitlements. The RSUs are fully vested as of the grant date and represent the right to receive one (1) SVS upon the earliest to occur of a change in control, disability, death, unforeseeable emergency, separation from service other than for cause, or the date that is eighteen (18) months following the grant date, each as more particularly described in the applicable restricted share unit agreement (collectively, the "RSU Grant").

Extension of Senior Secured Debt

Additionally, the Company has entered into a definitive agreement with its senior secured lender, LI Lending, LLC (the "Lender") to extend the maturity date, reduce the interest payable, and expand the third-party financings available under the December 17, 2020 Amended and Restated Loan and Security Agreement ("Loan") between 4Front and the Lender on the terms and conditions set out in the amending agreement (collectively, the "Extension"), as initially announced in a press release dated May 6, 2023. Under the Extension, the Lender has extended the maturity date of the Loan to May 1, 2026 and reduced the interest payable to 12.0% per year, payable monthly.

Currently, the Lender holds a senior secured position on all assets of 4Front and certain of its subsidiaries and the right of consent over any additional financings secured by those assets. Pursuant to the Extension, the Lender consents to equipment financing collateralized by 4Front equipment of up to US$5 million; secured convertible debt senior to the Loan collateralized by all assets of 4Front of up to US$10 million; and secured debt senior to the Loan collateralized by the assets of new Illinois retail locations of up to US$20 million, with Lender agreeing to take a junior secured position on those assets.

Under the terms of the Extension, the Lender will receive a number of warrants equal to 33% of the Loan balance as of the current maturity date (US$17,061,000) each exercisable into one SVS for a term equal to the term of the Loan and with an exercise price not less than US$0.17 (each a "Warrant"). If 4Front obtains a bona fide offer from a third party to refinance the Loan within six months of the effective date of the definitive documents effectuating the Extension, the Lender will have the option to match the proposed terms of the offer or keep the Loan in force; upon exercise of either option, the Lender's Warrant coverage will be reduced to 30% of the Loan balance as of the current maturity date. If 4Front obtains permitted secured debt senior to the Loan up to US$8 million, 75% of the Warrants will become exercisable by cashless exercise. If 4Front obtains permitted secured debt senior to the Loan in excess of US$8 million (up to the US$10 million maximum), 100% of the Warrants will become exercisable by cashless exercise. The Extension also provides that the Company will pay the Lender an origination fee equal to 1.00% of the Loan balance at the current maturity date (US$51 million), payable in cash on May 1, 2024.

Under the terms of the Extension, while the Loan is outstanding, if 4Front unilaterally removes its CEO or President from their current positions without either cause or Lender consent the maturity date of the Loan will be accelerated to the date that is 30 days after the first unilateral removal.

Leo Gontmakher, the CEO and a director of the Company, and Roman Tkachenko, a director of the Company, each own 14.28% of the Lender.

Related Party Transaction

Participation of related parties of the Company in the Gontmakher Issuances and RSU Grant constitute "related party transactions" as defined under Multilateral Instrument - 61-101 - Protection of Minority Security Holders in Special Transactions ("MI 61-101"). The Company intends to rely on exemptions from the formal valuation and minority shareholder approval requirements provided under sections 5.5(a) and 5.7(a) of MI 61-101 on the basis that participation in the Gontmakher Issuances and RSU Grant by insiders will not exceed 25% of the fair market value of the Company's market capitalization and also because the SVS trade only on the Canadian Securities Exchange. A material change report was not filed in connection with the participation of the insiders at least 21 days in advance of the closing of the Gontmakher Issuances and RSU Grant, which the Company deemed reasonable in the circumstances.

About 4Front Ventures Corp.

4Front is a national, vertically integrated multi-state cannabis operator who owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing the terms and conditions of the proposed Extension, the entering into of definitive documentation and regulatory approval and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond 4Front's control. Therefore, you are cautioned against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including Canadian and U.S. federal securities laws, 4Front does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

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SOURCE 4Front Ventures Corp.

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%CIK: 0001627883

For further information: 4Front Investor Contacts: Andrew Thut, Chief Investment Officer, IR@4frontventures.com, 602-633-3067; Courtney Van Alstyne, MATTIO Communications, courtney@mattio.com, 647 548-9032, Media Contact: MATTIO Communications, 4Front@mattio.com

CO: 4Front Ventures Corp.

CNW 23:11e 28-JUL-23